Exhibit 4.4

FIFTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

THIS FIFTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT (this “Agreement”) is entered into on September 11, 2019 (the “Signing Date”), by and among:

(1)     Tuya Inc., a company duly established and existing under the laws of the Cayman Islands (the “Company”),

(2)     Tuya (HK) Limited, a directly wholly owned subsidiary of the Company duly established and existing under the laws of Hong Kong (the “HK Co”),

(3)     Hangzhou Tuya Information Technology Co., Ltd. (杭州涂鸦信息技术有限公司), a wholly foreign owned enterprise incorporated under the Laws of the PRC (the “WFOE”),

(4)     Hangzhou Tuya Technology Co., Ltd. (杭州涂鸦科技有限公司), a company duly established and existing under the laws of the PRC (“Domestic Company” and together with the WFOE, the “Local Affiliates”),

(5)     the parties listed on Part I of Exhibit A attached hereto (the “Key Holders”, and each a “Key Holder”),

(6)     the parties listed on Part II of Exhibit A attached hereto (the “Founder Holdcos”, and each a “Founder Holdco”),

(7)     the parties listed on Part III of Exhibit A (the “Investors”, and each an “Investor”) attached hereto; and

(8)     Future Fund Investment Company No. 1 Pty Ltd (ACN 130 318 188), an Australian proprietary company (“FF Beneficial Investor”).

Each of the forgoing parties is referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

A.    The Company owns one hundred percent (100%) interest in the HK Co. The HK Co owns one hundred percent (100%) interest in the WFOE.

B.     The Group Companies, certain Investors, the Key Holders and the Founder Holdcos are parties to that certain Fourth Amended and Restated Shareholders’ Agreement dated May 2, 2018 (the “Prior Agreement”).

C.    The Prior Agreement may be amended or modified by an instrument in writing signed by the Company, the Key Holders holding a majority of the outstanding Ordinary Shares held by Key Holders then providing services to any Group Company as employees or consultants, and the investors holding a majority of the outstanding Preferred Shares then held by the investors party to the Prior Agreement.

D.     The Company and certain investors are entering into that certain Series D Preferred Share Purchase Agreement dated as of September 11, 2019 (the “Share Purchase Agreement”).

E.     The Company, the undersigned Key Holders and the undersigned Investors, together constituting the requisite parties necessary to amend the Prior Agreement, desire to amend and restate the Prior Agreement.

F.     The Parties desire to enter into this Agreement and make the respective representations, warranties, covenants and agreements set forth herein on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	DEFINITIONS

Unless otherwise defined in this Agreement, capitalized terms used in this Agreement shall have the meanings set forth in Exhibit B.

2.	CORPORATE GOVERNANCE

2.1    Board of Directors.

(i)    From and after the Initial Closing, the Company shall have a board of directors (the “Board”) consisting of up to five (5) directors as follows:

(a)     New Enterprise Associates 14, L.P., NEA 15 Opportunity Fund, L.P. and their Affiliates (collectively “NEA”) shall be entitled to designate two (2) directors of the Board who are elected by the holders of the Series A Preferred Shares (the “Series A Directors”). The Series A Directors shall initially be Scott Sandell and Carmen Chang.

(b)     The holders of a majority of the Ordinary Shares then outstanding, voting as a single class, shall be entitled to designate three (3) directors of the Board (the “Ordinary Directors”), one of whom shall be the Company’s then-current chief executive officer (the “CEO Director”). The Ordinary Directors shall initially be Xueji Wang and Liaohan Chen, with the third Ordinary Director seat being vacant. If there is a vacancy among the Ordinary Directors (other than the CEO Director), the CEO Director shall be entitled to two (2) votes.

(ii)     Any Shareholder or group of Shareholders entitled to designate any individual to be elected as a director of the Board pursuant to this Section 2.1 shall have the right to remove any such director occupying such position(s) (other than the CEO Director, who shall remain an Ordinary Director so long as such individual is serving as the chief executive officer of the Company) and to fill any vacancy caused by the death, disability, retirement, resignation or removal of any director occupying such position. If a vacancy is created on the Board at any time by the death, disability, retirement, resignation or removal of any director designated pursuant to Section 2.1, the replacement to fill such vacancy shall be designated in the same manner, in accordance with Section 2.1, as the director whose seat was vacated.

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(iii)     At each election of the directors of the Board, each Shareholder shall vote at any meeting of members, such number of Shares as may be necessary, or in lieu of any such meeting, shall give such Shareholder’s written consent, as the case may be, with respect to such number of Shares to keep the Board constituted in the manner provided in this Section 2.1 and in addition (a) as may be necessary to cause the election or re-election as members of the Board, and during such period to continue in office, each of the individuals designated pursuant to this Section 2.1 and (b) against any nominees not designated pursuant to this Section 2.1.

2.2    Board Meetings. The Board shall meet at least once every quarter, unless the Board otherwise approves (so long as such approval includes the approval of at least one Series A Director). A quorum for a Board meeting shall consist of three (3) directors, which shall include at least one Series A Director; provided, that if there is a vacancy among the Ordinary Directors (other than the CEO Director), a quorum for a Board meeting may also consist of the CEO Director and one Series A Director. The non-employee members of the Board shall be entitled to reimbursement from the Company for all reasonable out of pocket expenses related to Board meetings.

2.3     Indemnity. The Company shall indemnify the directors to the maximum extent permitted by the law of the jurisdiction in which the Company is organized. The Company shall also provide a customary indemnification agreement which contains indemnity provisions for the Series A Directors, the Investors and their respective limited partners and general partners.

2.4     Boards of Other Group Companies. At the request of the holders of a majority of the Preferred Shares then outstanding, the number of directors on the board of any Group Company (other than the Company) shall be constituted in the same manner as the Board, and the provisions in this Section 2 shall apply mutatis mutandis to the board of each such Group Company. The Parties shall take all steps required to give effect to the first sentence of this Section 2.4.

2.5     Protective Provisions.

(i)     Approval by Holders of Preferred Shares. For so long as at least twenty percent (20%) of the Preferred Shares originally issued pursuant to the applicable share purchase agreements remain outstanding, the Company and each other Group Company shall not, and the Company, the Key Holders and the Founder Holdcos (collectively, the “Covenantors”) shall cause each Group Company not to, take any of the actions listed on Section 1(a) of the Exhibit C attached hereto without obtaining the prior consents of parties as set forth therein.

(ii)     Approval by Holders of Series D Preferred Shares. For so long as all of the Series D Preferred Shares originally issued to Tencent Mobility Limited (“Tencent”) pursuant to the Share Purchase Agreement remain outstanding, the Company and each other Group Company shall not, and the Covenantors shall cause each Group Company not to, take any of the actions listed on Section 1(b) of the Exhibit C attached hereto without obtaining the prior consents of parties as set forth therein.

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2.6    Information and Inspection Rights.

(i)    Information. The Company shall, and each Covenantor shall cause the Company to, deliver, as soon as practicable (but in any event within the timeframes specified below), to each Investor holding at least five percent (5%) of the Company’s outstanding Preferred Shares (each, a “Major Investor”) the following documents or reports:

(a)     no later than thirty (30) days prior to the beginning of each fiscal year, the consolidated budget, including capital expenditure plan, of the Company (including its subsidiaries) for such fiscal year and, as soon as prepared, any updated budgets prepared by the Company (including without limitation, any updated budget prepared after the second and/or third quarter of such year, as may be requested by a Major Investor);

(b)     within ninety (90) days after the end of each fiscal year, the audited consolidated financial statements for such fiscal year, prepared in accordance with the International Financial Reporting Standards or U.S. generally accepted accounting principles, applied on a consistent basis, and audited by an accredited accounting firm of international repute reasonably acceptable to the Major Investors;

(c)     within thirty (30) days after the end of each fiscal quarter, the unaudited consolidated quarterly financial statements and key operating metrics of the Company for such quarter, including a comparison of actual results against the budgeted results for such period; and

(d)     such other financial and business information and other information relating to the financial condition, business, prospects or corporate affairs of the Company as a Major Investor may reasonably request from time to time.

Notwithstanding anything to the contrary, nothing herein or in the other Transaction Documents shall require the Company to provide the Major Investor with material non-public technical information of the Company.

(ii)     Inspection. The Company will afford each Major Investor or its duly designated representatives at their own cost, during normal business hours following reasonable notice, to visit and inspect the relevant Group Company, and to examine the books of account and records of the Group Company, and to discuss the affairs, finances and accounts of the Group Company with the directors, officers, management employees, accountants, legal counsel and investment bankers of such entities.

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2.7    Waiver. The Company acknowledges that each Investor and the FF Beneficial Investor will likely have, from time to time, information that may be of interest to the Group Companies (“Information”) regarding a wide variety of matters including, by way of example only, (i) a Preferred Shareholder’s technologies, plans and services, and plans and strategies relating thereto, (ii) current and future investments a Preferred Shareholder has made, may make, may consider or may become aware of with respect to other companies and other technologies, products and services, including, without limitation, technologies, products and services that may be competitive with those of the Group Companies, and (iii) developments with respect to the technologies, products and services, and plans and strategies relating thereto, of other companies, including, without limitation, companies that may be competitive with any Group Company. The Company recognizes that a portion of such Information may be of interest to the Group Companies. Such Information may or may not be known by the Series A Directors. The Company, as a material part of the consideration for entering into this Agreement, agrees that the Series A Directors (and, for the avoidance of doubt, each Preferred Shareholder) shall not have any duty to disclose any Information to the Group Companies, or permit any Group Company to participate in any projects or investments based on any Information, or to otherwise take advantage of any opportunity that may be of interest to any Group Company if it were aware of such Information, and hereby waives, to the extent permitted by law, any claim based on the corporate opportunity doctrine or otherwise that could limit an Investor’s or the FF Beneficial Investor’s ability to pursue opportunities based on such Information or that would require any Preferred Shareholder or any Series A Director to disclose any such Information to any Group Company or offer any opportunity relating thereto to any Group Company, provided that such Information is not presented to, acquired, created or developed by, or otherwise comes into the possession of a Series A Director (or a Preferred Shareholder) (A) solely in his or her capacity as a director of any Group Company or (B) from the Company, Group Companies or any officer, director, employee or any other Affiliate of any Group Company, in each case, acting on behalf of any Group Company. The Covenantors hereby irrevocably agree that each Series A Director is a nominee of the Preferred Shareholder who appoints him or her and that the Series A Director shall be entitled to, and the Preferred Shareholder who nominates him or her can require him or her to, report all matters concerning the Group Companies, including but not limited to, matters discussed at any meeting of the Board, and that the Series A Director may take advice and obtain instructions from his or her nominating Preferred Shareholder. Notwithstanding the foregoing, the Series A Director shall undertake general fiduciary obligations to the Company according to the Companies Law of the Cayman Islands (as amended) or any other applicable laws.

3.	PREEMPTIVE RIGHTS

3.1     Preemptive Right. The Company hereby grants to each Major Investor (each an “Offeree”) a right (the “Preemptive Right”) to purchase up to its pro rata share of any New Securities (as defined below) that the Company may, from time to time after the Initial Closing, propose to sell or issue. For the purposes of the Preemptive Right hereunder, each Offeree’s “pro rata share” shall be determined according to the aggregate number of all Ordinary Shares converted or convertible from the Preferred Shares held by such Offeree immediately prior to the issuance of the New Securities in relation to the aggregate number of all Shares, options and warrants (calculated on a fully-diluted and as converted to Ordinary Shares basis) then outstanding immediately prior to the issuance of the New Securities. For the purpose of the Preemptive Right hereunder, the term “New Securities” shall have the meaning as defined in the Memorandum and Articles but shall exclude any Series D Preferred Shares issued by the Company under the Share Purchase Agreement.

(i)     Issuance Notice. In the event the Company proposes to undertake an issuance of New Securities, it shall give each Offeree written notice (an “Issuance Notice”) of such intention, describing (a) the type of New Securities, (b) the identity of the prospective subscriber, and (c) the price and the general terms upon which the Company proposes to issue such New Securities. Each of the Offerees shall have twenty (20) days after its receipt of the Issuance Notice to agree to purchase up to such Offeree’s respective pro rata share of such New Securities for the price and upon the terms specified in the Issuance Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

(ii)     If any such Offeree fails to exercise its right to purchase its full pro rata share of the New Securities, the Company shall deliver a written notice (the “Additional Issuance Notice”) promptly after the expiration of the aforementioned twenty (20) day period to each Offeree that elected to purchase its entire pro rata share of the New Securities (an “Exercising Offeree”) to offer such Exercising Offerees the additional right to purchase such unpurchased New Securities by notifying the Company in writing within five (5) days after receipt of the Additional Issuance Notice; provided, however, that if the Exercising Offerees desire to purchase in aggregate more than the number of such unpurchased New Securities, then such unpurchased New Securities will be allocated to the extent necessary among the Exercising Offerees in accordance with their relative pro rata shares based on the number of the unpurchased New Securities such Exercising Offerees have elected to purchase pursuant to this Section 3.1.

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3.2    Sales by the Company. For a period of ninety (90) days following the expiration of the twenty (20) day period provided in Section 3.1(i) and the five (5) day period provided in Section 3.1(ii), if applicable, the Company may sell any New Securities with respect to which the Offerees’ rights under this Section 3 were not exercised, to the purchasers identified in the Issuance Notice and at a price and upon terms not more favorable to the purchasers thereof than specified in the Issuance Notice. In the event the Company has not entered into an agreement for the sale of such New Securities within such ninety (90) day period, the Company shall not and the other Covenantors shall cause the Company not to thereafter issue or sell any New Securities, without first again offering such securities to the Offerees in the manner provided in this Section 3.

4.	SHARE TRANSFER RIGHTS AND RESTRICTIONS

4.1    Restrictions on Ordinary Shares Owned by Key Holders. Any proposed transfer of any interest in any Shares now or hereafter owned or held by a Key Holder, either directly or indirectly (in each case, a “Transfer”) shall be made in compliance with the terms of this Section 4.

4.2    Right of First Refusal and Right of Co-Sale. Each Investor shall have the right of first refusal and the right of co-sale with respect to Transfers by a Key Holder or a Founder Holdco as set forth on Exhibit D.

4.3    Prohibited Transfers Void. Any transfer of Shares of the Company not made in compliance with this Agreement shall be null and void as against the Company, shall not be recorded on the books of the Company and shall not be recognized by the Company.

4.4    Transfer Defined. For the purpose of this Agreement, the term “transfer” shall include any direct or indirect transfer, sale, assignment or pledge, and its verb form and the terms of “transferor” and “transferee” shall have the meaning correlative to the foregoing. In the case that any Ordinary Share is held by its ultimate beneficial owner through one or more levels of holding companies, any transfer, repurchase, or new issuance of the shares of such holding companies or similar transactions that have the effect of changing the beneficial ownership of such Ordinary Share shall be deemed an indirect transfer of such Ordinary Shares. The Parties agree that the restrictions on the transfer of the Ordinary Shares contained in this Agreement shall apply to such indirect transfer and shall not be circumvented by means of any indirect transfer of the Ordinary Shares.

5.	ADDITIONAL AGREEMENTS

5.1     Registration Rights. The Company hereby grants to the Shareholders such registration rights as set forth on Exhibit E.

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5.2     Drag-Along Rights. Each Party hereby acknowledges and agrees to the drag-along rights as set forth on Exhibit F.

5.3    Tax Matters. The Group Companies shall comply with the applicable tax laws and comply with all record-keeping, reporting, and other requirements necessary for an Investor’s or the FF Beneficial Investor’s compliance with any applicable tax laws. The Group Companies shall use their respective commercially reasonable effort to avoid adverse tax status (such as “PRC resident enterprise” for any Group Company organized outside the PRC under the PRC tax laws, or “controlled foreign corporation”, “passive foreign investment company” or “United States real property holding corporation” under the U.S. tax laws). The Company shall also provide each Investor and the FF Beneficial Investor with any information reasonably requested by such Investor or the FF Beneficial Investor to enable them to comply with any applicable U.S. tax laws and to make the appropriate tax determination or election (including the determination of whether the Company is a “controlled foreign corporation,” “passive foreign investment company” or “United States real property holding corporation” under the US tax laws). For the avoidance of doubt, all out-of-pocket expenses incurred by any Group Company resulting from complying with the forgoing shall be borne by the Company.

5.4    Share Grants. Unless otherwise approved by the Board (including the affirmative vote of at least one Series A Director), all future employees of the Company who shall purchase, or receive options to purchase, Ordinary Shares following the Signing Date shall be required to execute share purchase or option agreements providing for (a) vesting of shares over a four (4) year period with the first fifty percent (50%) of such shares vesting following two (2) years of continued employment or services, and the remaining shares vesting in equal annual installments over the following two (2) years thereafter and (b) a one hundred eighty (180) day lockup period (plus an additional period of up to eighteen (18) days) in connection with the Company’s initial public offering. The Company shall retain a right of first refusal on transfers until the Company’s initial public offering and the right to repurchase unvested shares at cost.

5.5    Memorandum and Articles. In the event of any conflict or inconsistency between any of the terms of this Agreement and any of the terms of the Memorandum and Articles, the terms of this Agreement shall prevail in all respects, the Parties shall give full effect to and act in accordance with the provisions of this Agreement over the provisions of the Memorandum and Articles, and the Parties hereto shall exercise all voting and other rights and powers (including to procure any required alteration to the Memorandum and Articles to resolve such conflict or inconsistency) to make the provisions of this Agreement effective.

5.6    Commitment; Forfeiture. Each Key Holder agrees that, except as otherwise approved from time to time by the Board (including the affirmative consent of at least one Series A Director) and a majority of the then-outstanding Preferred Shares, (i) such Key Holder shall refrain from acting in other positions, engage in any other job, or receive financial benefit or advantage from third parties in connection with provision of services during the period of time between the date hereof and such Key Holder’s resignation or termination from the Group Companies, (ii) during such Key Holder’s employment, such Key Holder shall devote all of his or her work effort exclusively towards the fulfillment of his or her service obligations with the Group Companies and use his or her best efforts to promote the interest and business of the Group Companies and (iii) during such Key Holder’s employment and a two (2) year period following the termination of his or her employment, such Key Holder shall not, directly or indirectly, invest in , work for or provide service to a business that is competitive with a material part of the business conducted by any Group Company or the Business, provided that, a Key Holder may own no more than five percent (5%) of the outstanding equity securities of a business solely as a passive investor without holding any board or management positions (including without limitation directors, observers and officers) in such business or being involved in the operation of such business, provided further that, in any event that a Key Holder inadvertently breaches the foregoing sentence by owning more than five percent (5%) of the outstanding equity securities of the relevant business, such Key Holder may have sixty (60) days to cure such breach by reducing the shareholding percentage to five percent (5%) or less within such sixty (60)-day period. Notwithstanding the foregoing, this Section 5.6 shall not apply to Yongming Wu.

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5.7    Proprietary Information and Inventions Agreements. Each Group Company shall require all employees and consultants with access to confidential information to execute and deliver an Inventions Agreement (as defined in the Share Purchase Agreement), unless otherwise determined by the Board, including at least one Series A Director.

5.8    FCPA. Each Group Company represents that it shall not (and shall not permit any of its subsidiaries or affiliates or any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents to) promise, authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, to any third party, including any Non-U.S. Official (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), in each case, in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. Each Group Company further represents that it shall (and shall cause each of its subsidiaries and affiliates to) cease all of its or their respective activities, as well as remediate any actions taken by such Group Company, its subsidiaries or affiliates, or any of their respective directors, officers, managers, employees, independent contractors, representatives or agents in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. Each Group Company further represents that it shall (and shall cause each of its subsidiaries and affiliates to) maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. Upon request, each Group Company agrees to provide responsive information and/or certifications concerning its compliance with applicable anti-corruption laws. Each Group Company shall promptly notify each Investor if such Group Company becomes aware of any allegation, voluntary disclosure, investigation, prosecution or other enforcement action related to the FCPA or any other anti-corruption law. Each Group Company shall, and shall cause any direct or indirect subsidiary or entity controlled by it, whether now in existence or formed in the future, to comply with the FCPA. Each Group Company shall use its best efforts to cause any direct or indirect subsidiary, whether now in existence or formed in the future, to comply in all material respects with all applicable laws.

6.	TERMINATION

This Agreement and all rights and covenants contained herein, including but not limited to those contained in Sections 2, 3, 4 and 5 (with the exception of the registration rights granted under Section 5.1, which shall survive the closing of a Qualified IPO in accordance with their terms), shall terminate on the closing of (a) a Qualified IPO or (b) a Deemed Liquidation Event after which the Investors cease to be Shareholders of the Company.

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7.	MISCELLANEOUS

7.1    Confidentiality. From the Signing Date, each Party shall, and shall cause any Person who is controlled by such Party to, keep confidential the terms, conditions, and existence of this Agreement, the other transaction documents and any related documentation, the identities of any of the Parties, and other information of a non-public nature received from any other Party or prepared by such Party exclusively in connection herewith or therewith (collectively, the “Confidential Information”) except as the Company, the FF Beneficial Investor and the Investors shall mutually agree otherwise; provided, that any Party hereto may disclose Confidential Information or permit the disclosure of Confidential Information (a) to the extent required by applicable laws or the rules of any stock exchange or requested by any Government Official in his or her official capacity; provided that such Party shall, where practicable and to the extent permitted by applicable laws, provide the other Parties with prompt written notice of that fact and use all reasonable efforts to seek (with the cooperation and reasonable efforts of the other Parties) a protective order, confidential treatment or other appropriate remedy; and in such event, such Party shall furnish only that portion of the information which is legally required or requested to be disclosed and shall exercise reasonable efforts to keep such information confidential to the extent reasonably requested by any such other Parties, (b) to its officers, directors, employees, and professional advisors on a need-to-know basis for the performance of its obligations in connection herewith so long as such Party advises each Person to whom any Confidential Information is so disclosed as to the confidential nature thereof, (c) in the case of each Investor and the FF Beneficial Investor, to its auditors, counsel, directors, officers, employees, shareholders, partners, other Investors, the FF Beneficial Investor or (in the case of the FF Investor or the FF Beneficial Investor) to each other Future Fund Disclosure Party, (d) to its current or bona fide prospective investor, investment bankers and any Person otherwise providing substantial debt or equity financing to such Party so long as the Party advises each Person to whom any Confidential Information is so disclosed as to the confidential nature thereof, and (e) in the case of Tencent, to its Affiliates and officers, directors, employees, and professional advisors of its Affiliates on a need-to-know basis for the performance of its obligations in connection herewith so long as Tencent advises each Person to whom any Confidential Information is so disclosed as to the confidential nature thereof; provided that in the cases of clauses (b), (c), (d) and (e), such disclosing Party shall be responsible for any disclosure or misuse of Confidential Information by the Person receiving such information from the disclosing Party. For the avoidance of doubt, Confidential Information does not include information that (i) was already in the possession of the receiving Party before such disclosure by the disclosing Party, (ii) is or becomes available to the public other than as a result of disclosure by the receiving Party in violation of this Section 7.1, or (iii) is or becomes available to the receiving Party from a third party who has no confidentiality obligations to the disclosing Party. Each Party shall not make any announcement regarding the consummation of the transaction contemplated by this Agreement, other transaction documents and any related documentation in a press release, conference, advertisement, announcement, professional or trade publication, marketing materials or otherwise to the general public without the prior written consent of the Parties identified in such announcement and Tencent.

7.2    Governing Law. This Agreement shall be governed by and construed under the laws of Hong Kong, without regard to principles of conflict of laws thereunder.

7.3    Dispute Resolution.

(i)    Any dispute, controversy or claim arising out of, in connection with or relating to this Agreement, including the existence, interpretation, validity, invalidity, performance, breach or termination thereof, or any dispute regarding non-contractual obligations arising out of or relating to it (each, a “Dispute”) shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (the “HKIAC”) under the HKIAC Administered Arbitration Rules in force when the Arbitration Notice is submitted.

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(ii)    The seat of the arbitration shall be Hong Kong. There shall be three (3) arbitrators. One (1) arbitrator shall be designated by the claimant or group of claimants, and one (1) arbitrator shall be designated by the respondent or group of respondents. Such arbitrators shall designate the third arbitrator. Where the group of claimants or group of respondents consists of Investors, the arbitrator designated by such group of claimants or group of respondents shall be selected by a majority vote of the Preferred Shares then-held by such Investors. Each arbitrator shall be qualified to practice law in Hong Kong. The arbitration shall be conducted in the English language.

(iii)    Each party to the arbitration shall cooperate with each other party in making full disclosure of and providing complete access to all information and documents requested by such other party in connection with such arbitration proceedings, subject only to any doctrine of legal privilege or any confidentiality obligations binding on such party.

(iv)    The costs of arbitration (including legal fees and expenses, tribunal fees, and administrative fees) shall be borne by the losing party, unless otherwise determined by the arbitral tribunal.

(v)    During the course of the arbitral tribunal’s adjudication of the Dispute, the parties shall continue to fulfill their respective obligations and shall be entitled to exercise their rights under this Agreement except with respect to the part in Dispute and under adjudication.

(vi)     The award of the arbitral tribunal shall be final and binding upon the parties thereto, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

(vii)    Any party to the Dispute shall be entitled to seek preliminary injunctive relief from any court of competent jurisdiction pending the conclusion of the arbitration.

7.4    Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by electronic mail, facsimile or registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the addresses specified in the Part IV of the Exhibit A (with an electronic copy provided to the corresponding email address listed in the Part IV of the Exhibit A) (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 7.4).

7.5    Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties whose rights or obligations hereunder are affected by such terms and conditions. This Agreement, and the rights and obligations hereunder, shall not be assigned, except that (i) an Investor other than FF Investor may assign its rights and obligations hereunder to any third parties with the written consent of the Company, and (ii) the FF Investor may assign its rights and obligations hereunder to any third parties with the written consents of the FF Beneficial Investor and the Company. Notwithstanding the foregoing, (a) each Investor may assign its rights and obligations to an Affiliate of it without consent of the Company or any other parties to this Agreement; and (b) the FF Investor and the FF Beneficial Investor may transfer or assign any or all of their respective rights or obligations under this Agreement to any FF Permitted Transferee and otherwise with the consent of the Company.

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7.6    Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If, however, any provision of this Agreement shall be invalid, illegal, or unenforceable under any such applicable laws in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law.

7.7    Waiver and Amendment. Any Party may (A) extend the time for the performance of any of the obligations or other acts of another Party, (B) waive any inaccuracies in the representations and warranties of another Party contained herein or in any document delivered by another Party pursuant hereto or (C) waive compliance with any of the agreements of another Party or conditions to such Party’s obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of any of such rights. This Agreement may not be amended or modified, and no provision hereof may be waived, except by an instrument in writing signed by the Company, the Key Holders holding a majority of the outstanding Ordinary Shares held by Key Holders then providing services to any Group Company as employees or consultants, and the Investors holding a majority of the outstanding Preferred Shares then held by the Investors, which instrument, to the extent applicable, is approved in accordance with Article 8.4(B)(2)(a) of the Memorandum and Articles and the corresponding provision in Exhibit C to this Agreement; provided that any extension, waiver, amendment or modification of this Agreement that adversely changes the rights or obligations of (i) an Investor in a manner different than the other Investors shall also require the written consent of such Investor (or the FF Beneficial Investor in the case where FF Investor’s consent is required under this subsection 7.7(i)); (ii) the Series D Preferred Shares in a manner different than the other series of Preferred Shares shall also require the written consent of the Preferred Shareholders holding a majority of the outstanding Series D Preferred Shares (it being understood that the authorization or issuance of any future security pari passu with the Series D Preferred Shares (which (X) in no event is deemed as Series D Preferred Shares (or any sub class or series of the Series D Preferred Shares); and (Y) in no event vote together with the Series D Preferred Shares as a single class or series (except for voting together with all Preferred Shares or all Shares) or senior to the Series D Preferred Shares will not be an adverse amendment); and (iii) a Key Holder in a manner different than the other Key Holders shall also require the written consent of such Key Holder.

11

7.8    Interpretation. For all purposes of this Agreement, except as otherwise expressly provided, (a) the defined terms shall have the meanings assigned to them in its definition and include the plural as well as the singular, (b) all references in this Agreement to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement unless explicitly stated otherwise, (c) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, (d) the words “herein”, “hereof”, and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision, (e) the word “knowledge” means, with respect to a person’s “knowledge”, the actual knowledge of such person and that knowledge which should have been acquired by it after making due inquiry, (f) all references in this Agreement to designated exhibits are to the exhibits attached to this Agreement unless explicitly stated otherwise, (g) the titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement, (h) any reference in this Agreement to any “Party” or any other Person shall be construed so as to include its successors in title, permitted assigns and permitted transferees, (i) any reference in this Agreement to any agreement or instrument is a reference to that agreement or instrument as amended or novated, (j) this Agreement is jointly prepared by the Parties and should not be interpreted against any Party by reason of authorship, and (k) the term “including” and its variants shall be non-exclusive.

7.9    Additional Key Holder. Notwithstanding anything to the contrary contained herein, if the Company issues additional Ordinary Shares of the Company after the date hereof, any holder of such new Ordinary Shares that represent no less than 1% of the Company’s then total outstanding share capital on a fully-diluted basis shall, and the Covenantors shall procure such holder to, become a party to this Agreement as a “Key Holder” by executing and delivering an additional counterpart signature page to this Agreement. Such holder shall thereafter be deemed a “Key Holder” for all purposes hereunder, and no action or consent by the Parties shall be required for such joinder to this Agreement.

7.10    Additional Investor. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Series D Preferred Shares after the date hereof, whether pursuant to the Purchase Agreement or otherwise, any purchaser of such Series D Preferred Shares may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor.

7.11     Entire Agreement. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter hereof and thereof.

7.12    Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7.13    The FF Investor Limitation of Liability. The FF Investor enters into and is liable under (a) this Agreement, (b) any other document or agreement which the FF Investor may be required to provide under this Agreement and (c) any document or agreement executed by the Company or any other person as agent or attorney of the FF Investor under this Agreement only in its capacity as custodian for the FF Beneficial Investor, and to the extent that it is actually indemnified by the FF Beneficial Investor. To the extent this Section 7.13 operates to reduce the amounts for which the FF Investor would otherwise be liable to any person, the FF Beneficial Investor will pay or procure the payment of such amounts to such person.

12

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13

IN WITNESS WHEREOF, the Parties have duly executed this Fifth Amended and Restated Shareholders’ Agreement as of the date first above written.

COMPANY:	Tuya Inc.

	By:	/s/ Xueji WANG
	Name:	Xueji WANG
	Title:	Director

HK COMPANY:	Tuya (HK) Limited

	By:	/s/ Xueji WANG
	Name:	Xueji WANG
	Title:	Director

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have duly executed this Fifth Amended and Restated Shareholders’ Agreement as of the date first above written.

DOMESTIC COMPANY:	Hangzhou Tuya Technology Co., Ltd. (杭州涂鸦科技有限公司)

	By:	/s/ Liaohan CHEN
	Name:	Liaohan CHEN
	Title:	Legal representative

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have duly executed this Fifth Amended and Restated Shareholders’ Agreement as of the date first above written.

WFOE:	Hangzhou Tuya Information Technology Co., Ltd. (杭州涂鸦信息技术有限公司 )

	By:	/s/ Liaohan CHEN
	Name:	Liaohan CHEN
	Title:	Legal representative

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have duly executed this Fifth Amended and Restated Shareholders’ Agreement as of the date first above written.

KEY HOLDER:	Xueji WANG

/s/ Xueji WANG

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have duly executed this Fifth Amended and Restated Shareholders’ Agreement as of the date first above written.

KEY HOLDER:	Liaohan CHEN

/s/ Liaohan CHEN

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have duly executed this Fifth Amended and Restated Shareholders’ Agreement as of the date first above written.

KEY HOLDER:	Yaona LIN

/s/ Yaona LIN

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have duly executed this Fifth Amended and Restated Shareholders’ Agreement as of the date first above written.

KEY HOLDER:	Ruixin ZHOU

/s/ Ruixin ZHOU

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have duly executed this Fifth Amended and Restated Shareholders’ Agreement as of the date first above written.

KEY HOLDER:	Peihong CHEN

/s/ Peihong CHEN

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have duly executed this Fifth Amended and Restated Shareholders’ Agreement as of the date first above written.

KEY HOLDER:	Yongming WU

/s/ Yongming WU

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have duly executed this Fifth Amended and Restated Shareholders’ Agreement as of the date first above written.

FOUNDER HOLDCO:	TUYA GROUP INC.

	By:	/s/ Xueji WANG
	Name:	Xueji WANG
	Title:	Director

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have duly executed this Fifth Amended and Restated Shareholders’ Agreement as of the date first above written.

FOUNDER HOLDCO:	TENET GROUP LIMITED

	By:	/s/ Xueji WANG
	Name:	Xueji WANG
	Title:	Director

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have duly executed this Fifth Amended and Restated Shareholders’ Agreement as of the date first above written.

FOUNDER HOLDCO:	TUYA TECHNOLOGY INC.

	By:	/s/ Liaohan CHEN
	Name:	Liaohan CHEN
	Title:	Director

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have duly executed this Fifth Amended and Restated Shareholders’ Agreement as of the date first above written.

FOUNDER HOLDCO:	UNILEO LIMITED

	By:	/s/ Liaohan CHEN
	Name:	Liaohan CHEN
	Title:	Director

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have duly executed this Fifth Amended and Restated Shareholders’ Agreement as of the date first above written.

FOUNDER HOLDCO:	ANYWINK LIMITED

	By:	/s/ Yaona LIN
	Name:	Yaona LIN
	Title:	Director

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have duly executed this Fifth Amended and Restated Shareholders’ Agreement as of the date first above written.

FOUNDER HOLDCO:	VALGOLDEN LIMITED

	By:	/s/ Ruixin ZHOU
	Name:	Ruixin ZHOU
	Title:	Director

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have duly executed this Fifth Amended and Restated Shareholders’ Agreement as of the date first above written.

FOUNDER HOLDCO:	VOLINKS LIMITED

	By:	/s/ Peihong CHEN
	Name:	Peihong CHEN
	Title:	Director

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have duly executed this Fifth Amended and Restated Shareholders’ Agreement as of the date first above written.

FOUNDER HOLDCO:	PLUS FORCE ENTERPRISE LTD.

	By:	/s/ Yongming WU
	Name:	Yongming WU
	Title:	Director

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have duly executed this Fifth Amended and Restated Shareholders’ Agreement as of the date first above written.

INVESTOR:	Agate Treasure Limited

	By:	/s/ WU YONGMING
	Name:	WU YONGMING
	Title:	Director

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have duly executed this Fifth Amended and Restated Shareholders’ Agreement as of the date first above written.

INVESTOR:	Best Choice Golbal Limited

	By:	/s/ WU YONGMING
	Name:	WU YONGMING
	Title:	Director

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have duly executed this Fifth Amended and Restated Shareholders’ Agreement as of the date first above written.

INVESTORS:	New Enterprise Associates 14, L.P.
By: NEA Partners 14, L.P., its general partner
By: NEA 14, GP, LTD, its general partner

	By:	/s/ Louis S. Citron
	Name:	Louis S. Citron
	Title:	Chief Legal Officer

NEA 15 Opportunity Fund, L.P.
By: NEA Partners 15-OF, L.P., its general partner
By: NEA 15, GP, LLC, its general partner

	By:	/s/ Louis S. Citron
	Name:	Louis S. Citron
	Title:	Chief Legal Officer

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have duly executed this Fifth Amended and Restated Shareholders’ Agreement as of the date first above written.

INVESTOR:	Wind Media Holdings Inc.

	By:	/s/ Shan LI
	Name:	Shan LI
	Title:	Director

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have duly executed this Fifth Amended and Restated Shareholders’ Agreement as of the date first above written.

INVESTOR:	Xincheng Investment Limited

	By:	/s/ Zhiguo LI
	Name:	Zhiguo LI
	Title:	Director

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have duly executed this Fifth Amended and Restated Shareholders’ Agreement as of the date first above written.

INVESTOR:	Global Bridge Capital USD Fund I, L.P.

	By:	/s/ Qing Gao
	Name:	Qing Gao
	Title:	Manager

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have duly executed this Fifth Amended and Restated Shareholders’ Agreement as of the date first above written.

INVESTOR:	Quadrille Technologies III FPCI

	By:	/s/ Chevalier
	Name:	Chevalier
	Title:	President

Quadrille Tuya, LLC

	By:	/s/ Chevalier
	Name:	Chevalier
Title:

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have duly executed this Fifth Amended and Restated Shareholders’ Agreement as of the date first above written.

INVESTOR:	TengQi Holdings Limited

	By:	/s/ FEI Hanying
	Name:	FEI Hanying
	Title:	Director

For and on behalf of
TengQi Holdings Limited

Fei Hanying
Authorized Signature(s)

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have duly executed this Fifth Amended and Restated Shareholders’ Agreement as of the date first above written.

INVESTOR:	CMC MASTER FUND, L.P.

	By:	/s/ Fernando Sucre
	Name:	Fernando Sucre
	Title:	COO & CFO, CM Capital Advisors, LLC, the Manager of CMC Master Fund Partners, LLC, the General Partner of CMC Master Fund, L.P.

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have duly executed this Fifth Amended and Restated Shareholders’ Agreement as of the date first above written.

INVESTOR:	CHINA BROADBAND CAPITAL PARTNERS IV, L.P.

	By:	/s/ Oliver Ao
	Name:	Oliver Ao
Title:

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have duly executed this Fifth Amended and Restated Shareholders’ Agreement as of the date first above written.

INVESTOR:	Brandon Christie

	/s/ Brandon Christie	9/8/19

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have duly executed this Fifth Amended and Restated Shareholders’ Agreement as of the date first above written.

INVESTOR: EXECUTED on behalf

of THE NORTHERN TRUST

COMPANY (ABN 62 126 279 918), a

company incorporated in the State of

Illinois in the United States of America, in

its capacity as custodian for the Future

Fund Investment Company No.1 Pty Ltd

(ACN 130 318 188), by

JONATHAN CARSTENS

being a person who, in accordance with

the laws of that territory, is acting under

the authority of the company in the

presence of:

/s/ Natasha Hammond-Marks

Signature of witness

NATASHA HAMMOND-MARKS

Name of witness (block letters)

LEVEL 42, 120 COLLINS ST

MELBOURNE VIC 3000

Address of witness

Date: 11 SEPTEMBER 2019

) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Jonathan Carstens By executing this agreement the signatory warrants that the signatory is duly authorized to execute this agreement on behalf of THE NORTHERN TRUST COMPANY

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have duly executed this Fifth Amended and Restated Shareholders’ Agreement as of the date first above written.

FF BENEFICIAL INVESTOR:

Executed by Future Fund Investment Company No.1 Pty Ltd (ACN 130 318 188) in accordance with section 127(1) of the Corporations Act 2001 (Cth) by:

/s/ PAUL MANN	/s/ KYLIE YONG
Signature of Director	Signature of Company Secretary

PAUL MANN	KYLIE YONG
Name of Director	Name of Company Secretary

11 SEPTEMBER 2019	11 SEPTEMBER 2019
Date	Date

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have duly executed this Fifth Amended and Restated Shareholders’ Agreement as of the date first above written.

INVESTOR:	Tencent Mobility Limited

	By:	/s/ Ma Huateng
	Name:	Ma Huateng
	Title:	Director

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

EXHIBIT A

PARTIES

Part I Key Holders

1.	Xueji WANG (王学集 ), a citizen of PRC with the PRC Identification number .

2.	Liaohan CHEN ( 陈燎罕), a citizen of PRC with the PRC Identification number .

3.	Yaona LIN (林耀纳 ), a citizen of PRC with the PRC Identification number .

4.	Ruixin ZHOU (周瑞鑫 ), a citizen of PRC with the PRC Identification number .

5.	Peihong CHEN (陈沛泓), a citizen of PRC with the PRC Identification number .

6.	Yongming WU, a citizen of Republic of Singapore with the Passport number .

Part II Founder Holdcos

1.	Tuya Group Inc., a company duly established and existing under the laws of British Virgin Islands which is wholly owned by Xueji WANG.

2.

Tenet Group Inc., a company duly established and existing under the laws of British Virgin Islands ultimately wholly owned by the trustee of a trust constituted under the laws of the Cayman Islands, with Xueji (Jerry) Wang being the settlor of the trust.

3.	Tuya Technology Inc., a company duly established and existing under the laws of British Virgin Islands which is collectively owned by Liaohan Chen, Yaona LIN, Ruixin ZHOU and Peihong CHEN.

4.	PLUS FORCE ENTERPRISE LTD., a company duly established and existing under the laws of British Virgin Islands which is wholly owned by Yongming WU.

5.	Unileo Limited, a company duly established and existing under the laws of British Virgin Islands which is wholly owned by Liaohan CHEN.

6.	Anywink Limited, a company duly established and existing under the laws of British Virgin Islands which is wholly owned by Yaona LIN.

7.	Valgolden Limited, a company duly established and existing under the laws of British Virgin Islands which is wholly owned by Ruixin ZHOU.

8.	Volinks Limited, a company duly established and existing under the laws of British Virgin Islands which is wholly owned by Peihong CHEN.

EXHIBIT A

Part III Investors

1.	New Enterprise Associates 14, L.P.

2.	NEA 15 Opportunity Fund, L.P.

3.	Wind Media Holdings Inc.

4.	Xincheng Investment Limited

5.	GTY Holdings Limited

6.	Global Bridge Capital USD Fund I, L.P.

7.	Quadrille Technologies III FPCI

8.	Quadrille Tuya, LLC

9.	TengQi Holdings Limited

10.	FF Investor

11.	CMC Master Fund, L.P.

12.	China Broadband Capital Partners IV, L.P.

13.	Brandon Christie

14.	Tencent Mobility Limited

15.	Agate Treasure Limited

16.	Best Choice Global Limited

Part IV Notice Addresses

For the purpose of the notice provisions contained in this Agreement, the following are the initial addresses of each party:

If to the Key Holders (except for Yongming WU) / the Group Companies:

Address: Room 701, Tower 3, Zhe Shang Cai Fu Center, No. 87 Gudun Road, Xihu District,

Hangzhou (杭州市西湖区古墩路 87号浙商财富中心 3号楼 701室)

Attention: Xueji WANG (王学集)

Telephone:

Email:

If to Yongming WU / PLUS FORCE ENTERPRISE LTD / AGATE TREASURE LIMITED / BEST CHOICE GLOBAL LIMITED:

Address:

Attention: Yongming WU

EXHIBIT A

If to the Investors or the FF Beneficial Investor:

If to New Enterprise Associates 14, L.P.:

At the address shown on the signature page hereto.

If to NEA 15 Opportunity Fund, L.P.:

At the address shown on the signature page hereto.

If to Wind Media Holdings Inc.:

Address: 1805 YINTAI Centre Tower A, 2 Jianguomenwai Street, Chaoyang District, Beijing 100022, China

Attention: Gina

Telephone:

Email:

With a copy to:

Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, L.L.P.

Address: Suite 2101, Building C

Yintai Center, #2 Jianguomenwai Ave

Beijing 100022 China

Attention: Jerry Ku

Fax:

If to Xincheng Investment Limited:

Address:

Attention: Zhiguo LI

If to GTY Holdings Limited:

Address: Suite 1213, 12/F West Tower, Genesis Beijing, No. 8 Xinyuan South Road, Beijing, PRC

Attention: Jing HONG

If to Global Bridge Capital USD Fund I, L.P.:

Address: 28th Floor, China World Office 2, No. 1 Jian Guo Men Wai Avenue, Beijing 100004, P.R. China

Attention: Chang LIU

Telephone:

Email:

If to Quadrille Technologies III FPCI or Quadrille Tuya LLC:

Address: c/o Quadrille Capital, 16 Place de la Madeleine, 75008 Paris, France

Attention: David Shu

If to TengQi Holdings Limited:

Address: Room 1905, Building A, No. 688 Dalian Road, Shanghai 200082, China

Telephone:

Email:

EXHIBIT A

If to the FF Investor:

Address: Level 47

80 Collins Street

Melbourne VIC 3000 Australia

Telephone:

Attention: Jonathan Carstens

Email(s):

With a copy to the FF Beneficial Investor.

If to the FF Beneficial Investor

Address: Level 42

120 Collins Street

Melbourne VIC 3000

Australia

Telephone:

Attention: Company Secretary

Email(s):

If to CMC Master Fund, L.P.:

Address: 525 University Avenue, Suite 200, Palo Alto, CA 94301

Telephone:

Email:

If to China Broadband Capital Partners IV, L.P.:

Address: Ju Fu Dian, Ritan Park, Ritan North Road, Chaoyang District, Beijing 100020, China

Telephone:

Email:

If to Brandon Christie:

Address:

Telephone:

If to Tencent:

Tencent Mobility Limited

c/o Tencent Holdings Limited

Level 29, Three Pacific Place

1 Queen’s Road East Wanchai, Hong Kong

Attention: Compliance and Transactions Department

Email:

with a copy to:

Tencent Binhai Towers, No.33 Haitian 2nd Road, Nanshan District

Shenzhen 518054, PRC

Attention: Mergers and Acquisitions Department

Email:

EXHIBIT A

EXHIBIT B

DEFINITIONS

“Additional Issuance Notice”	has the meaning set forth in Section 3.1(ii).

“Additional Transfer Notice”	has the meaning set forth in Section 1.2(ii) of Exhibit D hereof.

“Affiliate”	means with respect to any specified Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including, without limitation, any partner, officer, director, member or employee of such Person and any venture capital fund now or hereafter existing that is controlled by or under common control with one or more general partners (or member thereof) or managing members (or member thereof) of, or shares the same management company (or member thereof) with, such Person; and in the case of the FF Investor or the FF Beneficial Investor, shall include any FF Permitted Transferee.

“Arbitration Notice”	has the meaning set forth in Section 7.3(i).

“Board”	means the board of directors of the Company.

“Business”	has the meaning set forth in the Share Purchase Agreement.

“CEO Director”	has the meaning set forth in Section 2.1(i)(b).

“Co-Sale Shareholder”	has the meaning set forth in Section 2.1 of Exhibit D hereof.

“Company”	has the meaning set forth in the preamble hereof.

“Confidential Information”	has the meaning set forth in Section 7.1.

“Covenantors”	has the meaning set forth in Section 2.5(i).

“Deemed Liquidation Event”	has the meaning set forth in the Memorandum and Articles.

“Dispute”	has the meaning set forth in Section 7.3(i).

“Domestic Company”	has the meaning set forth in the preamble hereof.

“Drag Holder”	has the meaning set forth in Section 1 of Exhibit F hereof.

“Drag Notice”	has the meaning set forth in Section 1 of Exhibit F hereof.

“Eligible Holder”	has the meaning set forth in Section 1.2(iii) of Exhibit D hereof.

EXHIBIT B

“Exercising Offeree”	has the meaning set forth in Section 3.1(ii).

“Exercising Shareholder”	has the meaning set forth in Section 1.2(iv) of Exhibit D hereof.

“Family Members”	has the meaning set forth in Section 3.4 of Exhibit D hereof.

“FCPA”	has the meaning set forth in Section 5.8.

“FF Beneficial Investor”	has the meaning set forth in the preamble hereof.

“FF Investor”	means The Northern Trust Company (ABN 62 126 279 918), a company incorporated in the State of Illinois in the United States of America, in its capacity as custodian for the FF Beneficial Investor.

“FF Permitted Transferee”	means (i) the Future Fund Board of Guardians, (ii) any person controlling, controlled by, or under common control with, the Future Fund Board of Guardians, (iii) the trustee of a trust in which all or substantially all of the beneficial interests are held directly or indirectly by the Future Fund Board of Guardians or any person controlling, controlled by, or under common control with, the Future Fund Board of Guardians or (iv) any custodian for any of the foregoing persons described in subsections (i)-(iii)

“Founder Holdcos”	has the meaning set forth in the preamble hereof.

“Future Fund Disclosure Party”	means the FF Investor, the FF Beneficial Investor, the Future Fund Board of Guardians, the Future Fund Management Agency, each wholly-owned subsidiary of the Future Fund Board of Guardians and each director, officer, employee, professional adviser or investment administration service provider of any of the foregoing.

“Government Official”	means (a) any official or employee of any Governmental Authority, or any department, agency, or instrumentality thereof (including without limitation commercial entities owned or controlled, directly or indirectly, by a Governmental Authority), (b) any political party or official thereof, or any candidate for political office, in the PRC or any other country, or (c) any official or employee of any public international organization.

“Governmental Authority”	means the government of any nation, province, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, regulation or compliance, and any corporation or other entity owned or controlled, through share or capital ownership or otherwise, by any of the foregoing.

EXHIBIT B

“Group Company”	means each of the Company, the HK Co, the WFOE and Domestic Company, together with each Subsidiary of any of the foregoing and “Group” refers to all of Group Companies collectively.

“Hong Kong”	means the Hong Kong Special Administrative Region of the PRC.

“HK Co”	has the meaning set forth in the preamble hereof.

“HKIAC”	has the meaning set forth in Section 7.3(i).

“Information”	has the meaning set forth in Section 2.7.

“Initial Closing”	has the meaning set forth in the Share Purchase Agreement.

“Investor”	has the meaning set forth in the preamble hereof.

“Issuance Notice”	has the meaning set forth in Section 3.1(i).

“Key Holder” or “Key Holders”	has the meaning set forth in the preamble hereof.

“Local Affiliates”	has the meaning set forth in the preamble hereof.

“Major Investor”	has the meaning set forth in Section 2.6(i).

“Memorandum and Articles”	means the Company’s Memorandum and Articles of Association, as may be amended and/or restated from time to time.

“NEA”	means New Enterprise Associates 14, L.P., NEA 15 Opportunity Fund, L.P. and their Affiliates.

“New Securities”	has the meaning set forth in Section 3.1.

“Offered Shares”	has the meaning set forth in Section 1.1 of Exhibit D hereof.

“Offeree”	has the meaning set forth in Section 3.1.

“Offeror”	has the meaning set forth in Section 1 of Exhibit F.

“Ordinary Directors”	has the meaning set forth in Section 2.1(i)(b).

“Ordinary Shares”	means the Company’s Ordinary Shares, par value US$0.00005 per share.

“Party”	has the meaning set forth in the preamble hereof.

EXHIBIT B

“Person”	shall be construed as broadly as possible and shall include an individual, a partnership (including a limited liability partnership), a company, an association, a joint stock company, a limited liability company, a trust, a joint venture, a legal person, an unincorporated organization and a governmental authority.

“PRC”	means the People’s Republic of China, but solely for the purposes of this Agreement, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and the islands of Taiwan.

“Preemptive Right”	has the meaning set forth in Section 3.1.

“Preferred Shares”	means the Series A Preferred Shares, Series A-1 Preferred Shares, Series B Preferred Shares, Series C Preferred Shares and Series D Preferred Shares.

“Preferred Shareholder”	means the holders of the Preferred Shares.

“Prospective Purchaser”	has the meaning set forth in Section 1.1 of Exhibit D hereof.

“Qualified Acquisition”	has the meaning set forth in Exhibit F hereof.

“Qualified Acquisition Offer”	has the meaning set forth in Exhibit F hereof.

“Qualified IPO”	has the meaning set forth in the Memorandum and Articles.

“Re-allotment Notice”	has the meaning set forth in Section 1.2(iv) of Exhibit D hereof.

“Remaining Offered Shares”	has the meaning set forth in Section 1.2(ii) of Exhibit D hereof.

“Right of Co-Sale”	has the meaning set forth in Section 2.1 of Exhibit D hereof.

“Right of First Refusal”	has the meaning set forth in Section 1.2(i) of Exhibit D hereof.

“ROFR Option Period”	has the meaning set forth in Section 1.2(iii) of Exhibit D hereof.

“Series A Director”	has the meaning set forth in Section 2.1(i)(a).

“Share Purchase Agreement”	has the meaning set forth in the recitals hereof.

“Shares”	means the Ordinary Shares and the Preferred Shares.

EXHIBIT B

“Shareholders”	means the holders of the Ordinary Shares and the holders of the Preferred Shares.

“Signing Date”	has the meaning set forth in the preamble hereof.

“Series A Preferred Shares”	means the Company’s Series A Preferred Shares, par value US$0.00005 per share.

“Series A-1 Preferred Shares”	means the Company’s Series A-1 Preferred Shares, par value US$0.00005 per share.

“Series B Preferred Shares”	means the Company’s Series B Preferred Shares, par value US$0.00005 per share.

“Series C Preferred Shares”	means the Company’s Series C Preferred Shares, par value US$0.00005 per share.

“Series D Issue Price”	has the meaning set forth in the Memorandum and Articles.

“Series D Preferred Shares”	means the Company’s Series D Preferred Shares, par value US$0.00005 per share.

“Subsequent Closing”	has the meaning set forth in the Share Purchase Agreement.

“Subsidiary”	means, with respect to a Person, any corporation, partnership, joint venture, limited liability company or other entity: (i) of which at least a majority of the securities or other interests having voting power to elect a majority of the board of directors or others performing similar functions for such entity is directly or indirectly owned by the subject Person (either alone or through or together with one or more of its Subsidiaries); or (ii) which is directly or indirectly otherwise controlled by the subject Person.

“Transfer Notice”	has the meaning set forth in Section 1.1 of Exhibit D hereof.

“Transfer”	has the meaning set forth in Section 4.1.

“Transferor”	has the meaning set forth in Section 1.1 of Exhibit D hereof.

“U.S.”	means the United States of America.

“US$”	means the lawful currency of the United States of America.

“WFOE”	has the meaning set forth in the preamble hereof.

EXHIBIT B

EXHIBIT C

PROTECTIVE PROVISIONS

1.	Matters Requiring Special Shareholder Approval.

(a)    Approval by Holders of Preferred Shares. For so long as twenty percent (20%) of the Preferred Shares originally issued pursuant to the applicable share purchase agreements remain outstanding, in addition to any other vote or consent required elsewhere in this Agreement, the Memorandum and Articles or by any applicable statute, the Company shall not take, and the Company shall cause each Group Company not to take, and the Covenantors shall cause the Company and each Group Company not to take, any of the actions listed below, whether by merger, scheme of arrangement, amendment, recapitalization, consolidation or otherwise, without obtaining the prior consents the Preferred Shareholders holding a majority of the outstanding Preferred Shares:

(i)    any amendment, alteration or repeal of any provision of the Memorandum and Articles that materially adversely alters or changes the voting or other powers, preferences, or other special rights, privileges or restrictions of the Preferred Shares (whether by merger, consolidation or otherwise) (it being understood that the authorization of a new series of Preferred Share shall not be deemed to adversely affect the Preferred Shares);

(ii)    any increase in the authorized number of Preferred Shares;

(iii)    any authorization, designation or issuance, whether by reclassification or otherwise, of any new class or series of shares or any other equity or debt securities convertible into equity securities of the Company ranking senior to the Preferred Shares in right of redemption, liquidation preference, voting or dividends or any increase in the authorized or designated number of any such new class or series;

(iv)    any redemption or repurchase with respect to Ordinary Shares (excluding shares repurchased upon termination of an employee or consultant pursuant to a restricted share purchase agreement), unless approved by the Board (including at least one Series A Director);

(v)    any action that results in the payment or declaration of a dividend on any Ordinary Shares or Preferred Shares, unless approved by the Board (including at least one Series A Director);

(vi)    any voluntary dissolution or liquidation of the Company or any reclassification or recapitalization of the outstanding share capital of the Company, unless approved by the Board (including at least one Series A Director);

(vii)    any increase or decrease in the authorized number of members of the Board;

(viii)    any interested party transaction, unless approved by the Board (including at least one Series A Director and a majority of the disinterested directors); or

EXHIBIT C

(ix)    any agreement or commitment by any Group Company to do any of the foregoing items.

Notwithstanding any other provision in this Agreement, where any act or matter specified in Section 1(a) of this Exhibit C requires the approval of the Shareholders in accordance with applicable law, and the approval of the holders of a majority of the Preferred Shares then outstanding has not yet been obtained, the holders of a majority of the Preferred Shares then outstanding shall have the voting rights equal to all the Shareholders of the Company who vote in favor of the resolution plus one.

(b)    Approval by Holders of Series D Preferred Shares. For so long as all of the Series D Preferred Shares originally issued to Tencent pursuant to the Share Purchase Agreement remain outstanding, in addition to any other vote or consent required elsewhere in this Agreement, the Memorandum and Articles or by any applicable statute, the Company shall not, and the Company shall cause each Group Company not to, and the Covenantors shall cause the Company and each Group Company not to, take, permit to occur, approve, authorize, or agree or commit to do any of the actions listed below, whether in a single transaction or a series of related transactions, directly or indirectly, by amendment, merger, consolidation, scheme of arrangement, recapitalization, amalgamation or otherwise, without obtaining the prior written consent of the Preferred Shareholders holding a majority of the outstanding Series D Preferred Shares:

(i)    any amendment or change of the rights, preferences, privileges or powers of, or the restrictions set forth in the Memorandum and Articles of Association (and any future amendments thereof) and any other constitutional documents, and the Shareholders Agreement (and any other agreements among the shareholders) provided for the benefit of the Series D Preferred Shares so as to affect the Series D Preferred Shares adversely and in a manner different than any other series of Preferred Shares (it being understood that the authorization or issuance of any future security pari passu with the Series D Preferred Shares (which (A) in no event is deemed as Series D Preferred Shares (or any sub class or series of the Series D Preferred Shares); and (B) in no event vote together with the Series D Preferred Shares as a single class or series (except for voting together with all Preferred Shares or all Shares) or senior to the Series D Preferred Shares will not be an adverse amendment);

(ii)    any action that creates, authorizes the creation of or issues (other than the issuance of Series D Preferred Shares pursuant to the Share Purchase Agreement) any Series D Preferred Shares (including any sub class or series of the Series D Preferred Shares) or other security convertible into or exercisable for Series D Preferred Shares or sub class or series of Series D Preferred Shares, having rights, preferences or privileges on parity with the Series D Preferred Shares, or increase the authorized number of Series D Preferred Shares;

(iii)    any purchase, repurchase, redemption or retirement of any equity securities in which immediately after such purchase, repurchase, redemption or retirement, the cash and cash equivalents of the Company and its Subsidiaries in aggregate would be less than the aggregate Series D Issue Price, other than repurchases pursuant to share restriction agreements or agreements under the Company’s stock option plan, as approved by the Board, upon termination of a director, employee or consultant; and

EXHIBIT C

(iv)     any declaration, set aside or payment of a dividend or other distribution, or the adoption of, or any change to, the dividend policy of the Company.

2.       Each Shareholder agrees to vote all of its Shares from time to time and at all times, in whatever manner shall be necessary to authorize an increase in the authorized share capital of the Company so that there will be sufficient Ordinary Shares available for conversion of all of the then-outstanding Preferred Shares at any time that an adjustment to the relevant conversion price with respect to the Preferred Shares is made under the Memorandum and Articles.

EXHIBIT C

EXHIBIT D

RIGHT OF FIRST REFUSAL AND RIGHT OF CO-SALE

1.	RIGHTS OF FIRST REFUSAL.

1.1     Transfer Notice. If any Key Holder or Founder Holdco (each a “Transferor”) proposes to transfer, through one or a series of transactions, any Ordinary Shares to one or more third party purchasers (each, a “Prospective Purchaser” and collectively, the “Prospective Purchasers”), then the Transferor shall give the Company, the FF Beneficial Investor and each Investor a written notice of the Transferor’s intention to make the transfer (the “Transfer Notice”), which shall include (a) a description of the Ordinary Shares to be transferred (the “Offered Shares”), (b) the identity of the Prospective Purchaser(s) and (c) the consideration and the material terms and conditions upon which the proposed transfer is to be made. The Transfer Notice shall certify that the Transferor has received a definitive offer from the Prospective Purchaser(s) on the terms set forth in the Transfer Notice.

1.2     Right of First Refusal.

(i)     The Company shall have an option (a “Right of First Refusal”) for a period of ten (10) days from receipt of the Transfer Notice to elect to purchase the Offered Shares at the same price and subject to the same material terms and conditions as described in the Transfer Notice. The Company may exercise such Right of First Refusal and purchase all or any portion of the Offered Shares by notifying the Transferor in writing before expiration of such ten (10) day period as to the number of such shares that it wishes to purchase. If the Company gives the Transferor notice that it desires to purchase such shares, then payment for the Offered Shares shall be made by check or wire transfer against delivery of the Offered Shares to be purchased at a time and place agreed upon between the parties, which time shall be no later than forty-five (45) days after the Company’s receipt of the Transfer Notice, unless the Transfer Notice contemplated a later closing with the Prospective Purchaser. If the Company fails to purchase any or all of the Offered Shares by exercising the Right of First Refusal granted in this Section 1.2(i) within the period provided, the remaining Offered Shares shall be subject to the options granted to the Preferred Shareholders pursuant to Sections 1.2(ii) through 1.2(v).

(ii)     Subject to the Company’s Right of First Refusal set forth in Section 1.2(i), if at any time the Transferor proposes a transfer, then, within five (5) days after the Company has declined to purchase all, or a portion, of the Offered Shares or the Company’s option to purchase the Offered Shares has expired, the Transferor shall give each Preferred Shareholder and the FF Beneficial Investor an “Additional Transfer Notice” that shall include all of the information and certifications required in a Transfer Notice and shall additionally identify the Offered Shares that the Company has declined to purchase (the “Remaining Offered Shares”) and reference such Preferred Shareholder’s rights of first refusal and co-sale rights with respect to the proposed Transfer contained in this Agreement.

EXHIBIT D

(iii)     Each Investor (each an “Eligible Holder”) shall have a Right of First Refusal for a period of twenty (20) days following receipt of the Additional Transfer Notice (the “ROFR Option Period”) to elect to purchase all or any portion of its respective pro rata share of the Remaining Offered Shares set out in the Additional Transfer Notice at the same price and subject to the same material terms and conditions as described in the Additional Transfer Notice, by notifying the Transferor and the Company in writing (with a copy to each other Party) before expiration of the ROFR Option Period as to the number of such Remaining Offered Shares that it wishes to purchase. For the purposes of the Right of First Refusal hereunder, each Eligible Holder’s “pro rata share” shall be determined according to the aggregate number of all Ordinary Shares converted or convertible from the Preferred Shares held by such Eligible Holder on the date of the Additional Transfer Notice in relation to the aggregate number of the all Ordinary Shares converted or convertible from the Preferred Shares held by all Eligible Holders on such date.

(iv)     If any such Eligible Holder fails to exercise its right to purchase its full pro rata share of the available Remaining Offered Shares, the Transferor shall deliver a written notice (the “Re-allotment Notice”) within five (5) days after the expiration of the ROFR Option Period to each Eligible Holder that elected to purchase its entire pro rata share of the Remaining Offered Shares (an “Exercising Shareholder”) (with a copy to each other Party). The Exercising Shareholder shall have a right of re-allotment, and may exercise an additional right to purchase such unpurchased Remaining Offered Shares by notifying the Transferor and the Company in writing within ten (10) days after receipt of the Re-allotment Notice; provided, however, that if the Exercising Shareholders desire to purchase in aggregate more than the number of such unpurchased Remaining Offered Shares, then such unpurchased Remaining Offered Shares will be allocated to the extent necessary among the Exercising Shareholders in accordance with their relative pro rata shares based on the number of the unpurchased Remaining Offered Shares such Exercising Shareholders have elected to purchase pursuant to this Section 1.2(iv) of this Exhibit.

(v)     Each Eligible Holder shall be entitled to apportion Offered Shares to be purchased among its Affiliates, provided that such Eligible Holder notifies the Company and the Transferor in writing.

1.3     Procedure. If any Eligible Holder gives the Transferor notice that it desires to purchase Remaining Offered Shares, and, as the case may be, its re-allotment, then payment for the Remaining Offered Shares to be purchased shall be by wire transfer in immediately available funds of the appropriate currency, against delivery of such Remaining Offered Shares to be purchased, at a place agreed to by the Transferor and all the participating Eligible Holders and at the time of the scheduled closing therefor, no later than forty-five (45) days after the Company’s and the participating Eligible Holder’s receipt of the Transfer Notice.

EXHIBIT D

2.	RIGHT OF CO-SALE.

2.1     Right of Co-Sale. To the extent the Company and the Eligible Holders do not exercise their Rights of First Refusal as to all of the Offered Shares proposed to be sold by the Transferor to the Prospective Purchaser(s), each Eligible Holder that elects not to purchase all or any portion of its respective pro rata share of the Offered Shares shall have the right (the “Right of Co-Sale”) to participate in such sale to sell to the Prospective Purchaser(s) its pro-rata share of the Remaining Offered Shares not purchased pursuant to the Right of First Refusal, on the same terms and conditions as specified in the Additional Transfer Notice as offered to the Transferor by notifying the Transferor in writing (with a copy to each other Party) within the ROFR Option Period (each such Eligible Holder, a “Co-Sale Shareholder”). Such Co-Sale Shareholder’s notice to the Transferor shall indicate the number of Shares the Co-Sale Shareholder wishes to sell under its Right of Co-Sale. To the extent one or more Eligible Holders exercise Right of Co-Sale, the number of Ordinary Shares of the Company that the Transferor may sell in the proposed transfer shall be correspondingly reduced proportionally. For the purposes of the Right of Co-Sale hereunder, each Co-Sale Shareholder’s “pro rata share” shall be determined according to the aggregate number of all Ordinary Shares converted or convertible from the Preferred Shares held by such Co-Sale Shareholder on the date of the Additional Transfer Notice in relation to the aggregate number of all Shares (calculated on an as converted to Ordinary Shares basis) held by the Transferor and all the Co-Sale Shareholders on such date.

2.2     Procedure. The sale of the Shares to the Prospective Purchaser(s) by the Co-Sale Shareholders shall be consummated simultaneously with the sale by the Transferor. To the extent that any Prospective Purchaser prohibits the exercise of a Co-Sale Shareholder’s Right of Co-Sale hereunder, the Transferor shall not sell to such Prospective Purchaser any Shares unless and until, simultaneously with such sale, the Transferor shall purchase from such Co-Sale Shareholder such Shares that such Co-Sale Shareholder would otherwise be entitled to sell to the Prospective Purchaser pursuant to its Right of Co-Sale. Notwithstanding anything herein to the contrary, in the event a sale of the Shares by the Transferor and the Co-Sale Shareholders constitutes a Deemed Liquidation Event, all proceeds from the sale by the Transferor and the Co-Sale Shareholders shall be distributed pursuant to Article 8.2 of the Memorandum and Articles.

3.	NON-EXERCISE OF RIGHTS

3.1     Transfer of Remaining Offered Shares. To the extent that the Company and the Eligible Holders have not exercised their Right of First Refusal hereunder to purchase all Offered Shares, subject to the right of the Eligible Holders to exercise their Co-Sale Right hereunder, the Transferor shall have a period of sixty (60) days from the expiration of the ROFR Option Period in which to sell the remaining Offered Shares to the Prospective Purchaser upon terms and conditions (including the purchase price) no more favorable to the Prospective Purchaser than those specified in the Transfer Notice. The Parties agree that the Prospective Purchaser, prior to and as a condition to the consummation of any sale, shall execute and deliver to the Parties instruments assuming the obligations of such Transferor under this Agreement with respect to the Offered Shares, and the transfer shall not be effective and shall not be recognized by any Party until such instruments are so executed and delivered.

3.2     Re-invocation of Rights. In the event the Transferor does not consummate the transfer of any Offered Shares to the Prospective Purchaser within such sixty (60) day period, the Right of First Refusal and Right of Co-Sale shall be re-invoked and shall be applicable to any subsequent disposition of such Offered Shares by the Transferor until such rights lapse in accordance with the terms of this Exhibit.

3.3     Subsequent Transfer. The exercise or non-exercise of the Right of First Refusal and Right of Co-Sale by the Company or an Eligible Holder in respect of a particular proposed transfer contemplated by a Transferor shall not adversely affect the Right of First Refusal and Right of Co-Sale of the Company or such Eligible Holder (where applicable) in respect of subsequent proposed transfer contemplated by such Transferor.

EXHIBIT D

3.4     Exceptions. Notwithstanding anything to the contrary in the foregoing, the Right of First Refusal and the Right of Co-Sale shall not apply (i) upon a Transfer by a Key Holder made for bona fide estate planning purposes, either during his lifetime or on death by will or intestacy to his spouse, child (natural or adopted), or any other direct lineal descendant of such Key Holder (or his spouse) (all of the foregoing collectively referred to as “Family Members”), or any custodian or trustee of any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are owned wholly by, such Key Holder or any such Family Members, or (ii) any Transfer that is approved by the Board (including at least one Series A Director) to such Transferor’s spouse, ex-spouse, domestic partner, lineal descendant or antecedent, brother or sister, the adopted child or adopted grandchild, or the spouse or domestic partner of any child, adopted child, grandchild or adopted grandchild, or a trust or trusts for the exclusive benefit of such Transferor, or Transfer of Offered Shares by such Transferor by devise or descent; provided that, in each case, (i) such Prospective Purchaser agrees to be bound by the Right of First Refusal and Right of Co-Sale as set forth on Exhibit D; and (ii) such Transfer is effected in compliance with all applicable laws.

EXHIBIT D

EXHIBIT E

REGISTRATION RIGHTS

1.         Definitions. The following terms used in this Exhibit shall have the meanings ascribed to the below:

“Commission” means (i) with respect to any offering of securities in the United States, the Securities and Exchange Commission of the United States or any other federal agency at the time administering the Securities Act and (ii) with respect to any offering of securities in a jurisdiction other than the United States, the regulatory body of the jurisdiction with authority to supervise and regulate the offering and sale of securities in that jurisdiction.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Form F-3” means Form F-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Form S-3” means Form S-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Holders” means the holders of Registrable Securities who are parties to this Agreement from time to time, and their transferees that become parties to this Agreement from time to time.

“Initiating Holders” means, with respect to a request duly made under Section 2.1 or 2.2 of this Exhibit to Register any Registrable Securities, the Holders initiating such request.

“IPO” means the first firm underwritten registered public offering by the Company of its Ordinary Shares pursuant to a Registration Statement that is filed with and declared effective by either the Commission under the Securities Act or another governmental authority for a public offering in a jurisdiction other than the United States.

“Registrable Securities” means (i) the Ordinary Shares issued or issuable upon conversion of the Preferred Shares, (ii) any Ordinary Shares owned or hereafter acquired by any Preferred Shareholder, and (iii) any Ordinary Shares of the Company issued as a dividend or other distribution with respect to, in exchange for, or in replacement of, the shares referenced in (i) and (ii) herein.

“Registration” means a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of that Registration Statement; and the terms “Register” and “Registered” have meanings concomitant with the foregoing.

“Registration Statement” means a registration statement prepared on Form F-1, F-3, S-1, or S-3 under the Securities Act (including, without limitation, Rule 415 under the Securities Act), or on any comparable form in connection with registration in a jurisdiction other than the United States.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Violation” has the meaning set forth in Section 5.1(i) of this Exhibit.

EXHIBIT E

Except where the context requires otherwise, capitalized terms used herein without definition shall have the meanings set forth in the Exhibit B of this Agreement.

2.       Demand Registration.

2.1     Registration Other Than on Form F-3 or Form S-3. Subject to the terms of this Agreement, at any time or from time to time after the earlier of (i) the third (3rd) anniversary of the date of the Initial Closing or (ii) the date that is six (6) months after the closing of the IPO, Holder(s) holding at least 20% of the Registrable Securities (the “Initiating Holders”) may request in writing that the Company effect a Registration for at least 25% of their Registrable Securities (or any lesser percentage if the anticipated gross receipts from the offering exceed US$5,000,000) on any internationally recognized exchange that is reasonably acceptable to such requesting Holder(s). Upon receipt of such a request, the Company shall (x) promptly give written notice of the proposed Registration to all other Holders (and, if the FF Investor is a Holder, to the FF Beneficial Investor) and (y) as soon as practicable, use its reasonably best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and/or qualified for sale and distribution in such jurisdiction as the Initiating Holders may request. Notwithstanding the foregoing, the Company shall not be obligated to effect more than two (2) Registrations pursuant to this Section 2.1 of this Exhibit that have been declared and ordered effective; provided that if the sale of all of the Registrable Securities sought to be included pursuant to this Section 2.1 of this Exhibit is not consummated for any reason other than due to the action or inaction of the Holders including Registrable Securities in such Registration, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to this Section 2.1 of this Exhibit.

2.2     Registration on Form F-3 or Form S-3. Subject to the terms of this Agreement, if the Company qualifies for registration on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), any Holder may request the Company to file, in any jurisdiction in which the Company has had a registered underwritten public offering, a Registration Statement on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), including without limitation any registration statement filed under the Securities Act providing for the registration of, and the sale on a continuous or a delayed basis by the Holders of all of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission. Upon receipt of such a request, the Company shall (i) promptly give written notice of the proposed Registration to all other Holders (and, if the FF Investor is a Holder, to the FF Beneficial Investor) and (ii) as soon as practicable, use its reasonably best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and qualified for sale and distribution in such jurisdiction within sixty (60) days of the receipt of such request. The Company shall be obligated to effect no more than two (2) Registrations that have been declared and ordered effective within any twelve (12)-month period pursuant to this Section 2.2 of this Exhibit. If the sale of all of the Registrable Securities sought to be included pursuant to this Section 2.2 of this Exhibit is not consummated for any reason other than due to the action or inaction of the Holders including Registrable Securities in such Registration, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to this Section 2.2 of this Exhibit.

EXHIBIT E

2.3       Right of Deferral.

(i)     The Company shall not be obligated to Register or qualify Registrable Securities pursuant to Section 2 of this Exhibit:

(a)     if, within ten (10) days of the receipt of any request of the Holders to Register any Registrable Securities under Section 2.1 or 2.2 of this Exhibit, the Company gives notice to the Initiating Holders (and, if the FF Investor is an Initiating Holder, to the FF Beneficial Investor) of its bona fide intention to effect the filing for its own account of a Registration Statement of Ordinary Shares within sixty (60) days of receipt of that request; provided that the Company is actively employing in good faith its reasonably best efforts to cause that Registration Statement to become effective within sixty (60) days of the receipt of that request; provided further, that the Holders are entitled to join such Registration subject to Section 3 of this Exhibit (other than a registration of securities in a transaction under Rule 145 of the Securities Act or with respect to an employee benefit plan);

(b)     during the period starting with the date of filing by the Company of, and ending six (6) months following the effective date of any Registration Statement pertaining to Ordinary Shares of the Company; provided, that the Holders are entitled to join such Registration subject to Section 3 of this Exhibit (other than a registration of securities in a transaction under Rule 145 of the Securities Act or with respect to an employee benefit plan); or

(c)     in any jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such Registration or qualification, unless the Company is already subject to service of process in such jurisdiction; or

(d)     with respect to the registration on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), if Form F-3 is not available for such offering by the Holders, or if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than US$2,000,000.

EXHIBIT E

(ii)     If, after receiving a request from Holders pursuant to Section 2.1 or 2.2 of this Exhibit, the Company furnishes to the Holders (and, if the FF Investor is a Holder, to the FF Beneficial Investor) a certificate signed by the chief executive officer of the Company stating that, in the good faith judgment of the Board, it would be materially detrimental to the Company or its members for a Registration Statement to be filed in the near future, then the Company shall have the right to defer such filing for a period during which such filing would be materially detrimental, provided, that that the Company may not utilize this right and/or the deferral right contained in this clause (ii) for more than ninety (90) days on any one occasion or for more than once during any twelve (12) month period; provided, further, that the Company may not Register any other of its securities during such period (except for Registrations contemplated by Section 3.3(iii) of this Exhibit).

2.4     Underwritten Offerings. If, in connection with a request to Register Registrable Securities under Section 2.1 or 2.2 of this Exhibit, the Initiating Holders seek to distribute such Registrable Securities in an underwritten offering, they shall so advise the Company as part of the request, and the Company shall include such information in the written notice to the other Holders described in Sections 2.1 and 2.2 of this Exhibit. In such event, the right of any Holder to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in the underwritten offering (unless otherwise mutually agreed by a majority-in-interest of the Initiating Holders and such Holder, taken together) to the extent provided herein. All Holders proposing to distribute their securities through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected for such underwritten offering by the Company and reasonably acceptable to the holders of a majority of the voting power of all Registrable Securities proposed to be included in such Registration. Notwithstanding any other provision of this Agreement, if the managing underwriter advises the Company that marketing factors (including without limitation the aggregate number of securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten in a Registration pursuant to Section 2.1 or 2.2 of this Exhibit, the underwriters may (i) in the event the offering is the Company’s IPO, exclude from the underwritten offering all of the Registrable Securities (so long as the only securities included in such offering are those sold for the account of the Company), or (ii) otherwise exclude the Registrable Securities requested to be Registered but only after first excluding all other equity securities from the Registration and underwritten offering and so long as the number of Registrable Securities to be included in the Registration is allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included. Any Registrable Securities excluded or withdrawn from such underwritten offering shall be withdrawn from the Registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to a Holder to the nearest one hundred (100) shares.

EXHIBIT E

3.     Piggyback Registrations.

3.1     Registration of the Company’s Securities. Subject to the terms of this Agreement, if the Company proposes to Register for its own account any of its equity securities, or for the account of any holder (other than a Holder) of equity securities any of such holder’s equity securities, in connection with the public offering of such securities (except as set forth in Section 3.3(iii) of this Exhibit), the Company shall promptly give to each Holder (and, if the FF Investor is a Holder, to the FF Beneficial Investor) written notice of such Registration and, upon the written request of any Holder given within fifteen (15) days after delivery of such notice, the Company shall, subject to Section 3.3 of this Exhibit, include in such Registration any Registrable Securities thereby requested to be Registered by such Holder. If a Holder decides not to include all or any of its Registrable Securities (or if, in accordance with Section 3.3, some or all of its Registrable Securities are not included) in such Registration by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company, all upon the terms and conditions set forth herein.

3.2     Right to Terminate Registration. The Company shall have the right to terminate or withdraw any Registration initiated by it under Section 3.1 of this Exhibit prior to the effectiveness of such Registration, whether or not any Holder has elected to participate therein. The expenses of such withdrawn Registration shall be borne by the Company in accordance with Section 4.3 of this Exhibit.

3.3	Underwriting Requirements.

(i)     In connection with any offering involving an underwriting of the Company’s equity securities, the Company shall not be required to Register the Registrable Securities of a Holder under this Section 3 of this Exhibit unless such Holder’s Registrable Securities are included in the underwritten offering and such Holder enters into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected by the Company and setting forth such terms for the underwritten offering as have been agreed upon between the Company and the underwriters. In the event the underwriters advise Holders seeking Registration of Registrable Securities pursuant to this Section 3 of this Exhibit in writing that market factors (including the aggregate number of Registrable Securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten, the underwriters may (i) in the event the offering is the Company’s IPO, exclude all of the Registrable Securities (so long as the only securities included in such offering are those sold for the account of the Company and no securities of other selling shareholders are included), or (ii) otherwise exclude the Registrable Securities requested to be Registered, provided that (A) no Registrable Securities shall be excluded unless all other equity securities (except for securities sold for the account of the Company) are excluded from the Registration and underwriting and so long as the number of Registrable Securities to be included in such Registration is allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included and (B) the amount of Registrable Securities to be included in such Registration shall not be reduced below twenty five percent (25%) of the total amount of securities included in such Registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to a Holder to the nearest one hundred (100) shares.

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(ii)     If any Holder disapproves the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from the underwritten offering shall be withdrawn from the Registration. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any Registration proceeding begun pursuant to Section 2.1 or 2.2 of this Exhibit if the Registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless such withdrawal is due to an action or inaction of the Company or an event outside of the reasonable control of such Holders.

(iii)     Exempt Transactions. The Company shall have no obligation to Register any Registrable Securities under this Section 3 of this Exhibit in connection with a Registration by the Company (i) relating solely to the sale of securities to participants in a Company share plan, or (ii) relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act (or comparable provision under the laws of another jurisdiction, as applicable).

4.     Registration Procedures.

4.1     Registration Procedures and Obligations. Whenever required under this Agreement to effect the Registration of any Registrable Securities held by the Holders, the Company shall, as expeditiously as reasonably possible:

(i)     Prepare and file with the Commission a Registration Statement with respect to those Registrable Securities and use its reasonably best efforts to cause that Registration Statement to become effective, and, upon the request of the Holders holding a majority of the Registrable Securities Registered thereunder, keep the Registration Statement effective for up to one hundred eighty (180) days or, if earlier, until the distribution thereunder has been completed; provided, however, that (a) such one hundred eighty (180) day period shall be extended for a period of time equal to the period any Holder refrains from selling any Registrable Securities included in such Registration at the written request of the underwriter(s) for such Registration, and (b) in the case of any Registration of Registrable Securities on Form F-3 or Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable rules promulgated by the Securities and Exchange Commission, such one hundred eighty (180) day period shall be extended, if necessary, to keep the Registration Statement or such comparable form, as the case may be, effective until all such Registrable Securities are sold;

(ii)     Prepare and file with the Commission amendments and supplements to that Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of applicable securities laws with respect to the disposition of all securities covered by the Registration Statement;

(iii)     Furnish to the Holders (and, if the FF Investor is a Holder, to the FF Beneficial Investor) the number of copies of a prospectus, including a preliminary prospectus, required by applicable securities laws, and any other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

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(iv)     Use its reasonably best efforts to Register and qualify the securities covered by the Registration Statement under the securities laws of any jurisdiction, as reasonably requested by the Holders, provided, that the Company shall not be required to qualify to do business or file a general consent to service of process in any such jurisdictions;

(v)         In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in customary form, with the managing underwriter(s) of the offering;

(vi)     Promptly notify each Holder of Registrable Securities covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under applicable securities laws (including, if the FF Investor is such a Holder, the FF Beneficial Investor) of (a) the issuance of any stop order by the Commission, or (b) the happening of any event or the existence of any condition as a result of which any prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or if in the opinion of counsel for the Company it is necessary to supplement or amend such prospectus to comply with law, and at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made or such prospectus, as supplemented or amended, shall comply with law;

(vii)     At the request of any Holder requesting Registration of Registrable Securities pursuant to this Agreement, furnish to each Holder (including, if the FF Investor is such a Holder, the FF Beneficial Investor), on the date that such Registrable Securities are delivered for sale in connection with a Registration pursuant to this Agreement, (i) an opinion, dated the date of the sale, of the counsel representing the Company for the purposes of the Registration, in form and substance as is customarily given to underwriters in an underwritten public offering; and (ii) a comfort letter dated the date of the sale, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(viii)     Otherwise comply with all applicable rules and regulations of the Commission to the extent applicable to the applicable registration statement and use its reasonably best efforts to make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than forty-five (45) days after the end of a twelve (12) month period (or ninety (90) days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of such registration statement, which statement shall cover such twelve (12) month period, subject to any proper and necessary extensions;

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(ix)     Not, without the prior consent of the holders of at least a majority of voting power of the then outstanding Registrable Securities, make any offer relating to the Securities that would constitute a “free writing prospectus,” as defined in Rule 405 promulgated under the Securities Act;

(x)     Provide a transfer agent and registrar for all Registrable Securities Registered pursuant to the Registration Statement and, where applicable, a number assigned by the Committee on Uniform Securities Identification Procedures for all those Registrable Securities, in each case not later than the effective date of the Registration; and

(xi)     Take all reasonable action necessary to list the Registrable Securities on the primary exchange on which the Company’s securities are then traded or, in connection with an IPO, the primary exchange on which the Company’s securities will be traded.

4.2     Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder (or, in the case of the FF Investor, the FF Beneficial Investor) shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the Registration of such Holder’s Registrable Securities.

4.3     Expenses of Registration. All expenses, other than the underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement (which shall be borne by the Holders requesting Registration on a pro rata basis in proportion to their respective numbers of Registrable Securities sold in such Registration), incurred in connection with Registrations, filings or qualifications pursuant to this Agreement, including (without limitation) all Registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and reasonable fees and disbursement of one counsel for all selling Holders, shall be borne by the Company. The Company shall not, however, be required to pay for any expenses of any Registration proceeding begun pursuant to this Agreement if the Registration request is subsequently withdrawn at the request of a majority-in-interest of the Holders requesting such Registration (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be thereby Registered in the withdrawn Registration), unless all of the Holders of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 2; provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 2. In addition, the Company shall not be required to pay for expense for any special audit conducted for the purpose of such Registration in excess of US$25,000 (in which case, all participating Holders shall bear such excess special audit expense pro rata based upon the number of Registrable Securities to be Registered in such Registration).

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5.     Registration-Related Indemnification.

5.1     Company Indemnity.

(i)     To the maximum extent permitted by law, the Company will indemnify and hold harmless each Holder (which, for the purposes of this Section 5.1 of this Exhibit includes the FF Beneficial Investor for so long as the FF Investor is a Holder), such Holder’s partners, officers, directors, shareholders and legal counsel, any underwriter (as defined in the Securities Act) and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under laws which are applicable to the Company and relate to action or inaction required of the Company in connection with any Registration, qualification, or compliance, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a “Violation”): (a) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), (b) the omission or alleged omission to state in the Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any violation or alleged violation by the Company of applicable securities laws, or any rule or regulation promulgated under applicable securities laws. The Company will reimburse each such Holder, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

(ii)     The indemnity agreement contained in this Section 5.1 of this Exhibit shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises solely out of or is solely based upon a Violation that occurs in reliance upon and in conformity with written information furnished in a certificate expressly for use in connection with such Registration by any such Holder, such Holder’s partners, officers, directors, and legal counsel, any underwriter (as defined in the Securities Act) and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter. Further, the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder or other aforementioned person, or any person controlling such Holder, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the most current prospectus was not sent or given by or on behalf of such Holder or other aforementioned person to such person, if required by law to have been so delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

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5.2     Holder Indemnity.

(i)     Except as provided in Section 7.13 of this Agreement, to the maximum extent permitted by law, each selling Holder that has included Registrable Securities in a Registration will, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, legal counsel and accountants, any underwriter, any other Holder selling securities in connection with such Registration and each Person, if any, who controls (within the meaning of the Securities Act) the Company, such underwriter or other Holder (which includes the FF Beneficial Investor for so long as the FF Investor is a Holder), against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under applicable securities laws, or any rule or regulation promulgated under applicable securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder in a certificate expressly for use in connection with such Registration; and each such Holder will reimburse any Person intended to be indemnified pursuant to this Section 5.2 of this Exhibit, for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability or action. No Holder’s liability under this Section 5.2 of this Exhibit shall exceed the net proceeds (less underwriting discounts and selling commissions) received by such Holder from the offering of securities made in connection with that Registration.

(ii)     The indemnity contained in this Section 5.2 of this Exhibit shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld or delayed).

5.3     Notice of Indemnification Claim. Promptly after receipt by an indemnified party under Section 5.1 or 5.2 of this Exhibit of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under Section 5.1 or 5.2 of this Exhibit, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnifying parties. An indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonably incurred fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 5 of this Exhibit, but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5 of this Exhibit.

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5.4     Contribution. If any indemnification provided for in Section 5.1 or 5.2 of this Exhibit is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No Holder’s liability under this Section 5.4 of this Exhibit, when combined with such Holder’s liability under Section 5.2 of this Exhibit, shall exceed the net proceeds (less underwriting discounts and selling commissions) received by such Holder from the offering of securities made in connection with that Registration.

5.5     Underwriting Agreement. To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

5.6     Survival. The obligations of the Company and Holders under this Section 5 of this Exhibit shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement.

6.     Additional Registration-Related Undertakings.

6.1     Reports under the Exchange Act. With a view to making available to the Holders (which, for the purposes of this Section 6.1 of this Exhibit, includes the FF Beneficial Investor for so long as the FF Investor is a Holder) the benefits of Rule 144 promulgated under the Securities Act and any comparable provision of any applicable securities laws that may at any time permit a Holder to sell securities of the Company to the public without Registration or pursuant to a Registration on Form F-3 or Form S-3 (or any comparable form in a jurisdiction other than the United States), the Company agrees to:

(i)     make and keep public information available, as those terms are understood and defined in Rule 144 (or comparable provision, if any, under applicable securities laws in any jurisdiction where the Company’s securities are listed), at all times following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public;

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(ii)     file with the Commission in a timely manner all reports and other documents required of the Company under all applicable securities laws; and

(iii)     for three (3) years after the Company becomes subject to the reporting requirements of the Securities Act and the Exchange Act, and for so long as the Holder holding at least 5,000,000 Registrable Securities (as appropriately adjusted for any share split, dividend, combination, or other recapitalization or similar events), furnish to any such Holder upon request of a written statement by the Company as to its compliance with the reporting requirements of the applicable securities laws, or at any time after it has become subject to such reporting requirements or, at any time after so qualified, that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 or Form S-3 (or any form comparable thereto under applicable securities laws of any jurisdiction where the Company’s securities are listed), a copy of the most recent annual or quarterly report of the Company and such other reports and documents as filed by the Company with the Commission, and such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission, that permits the selling of any such securities without Registration or pursuant to Form F-3 or Form S-3 (or any form comparable thereto under applicable securities laws of any jurisdiction where the Company’s Securities are listed).

6.2     Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of holders of at least a majority of the then outstanding Registrable Securities held by all Holders, enter into any agreement with any holder or prospective holder of any equity securities of the Company that would allow such holder or prospective holder (i) to include such equity securities in any Registration filed under Section 2 or 3 of this Exhibit, unless under the terms of such agreement such holder or prospective holder may include such equity securities in any such Registration only to the extent that the inclusion of such equity securities will not reduce the amount of the Registrable Securities of the Holders that are included, (ii) to demand Registration of their equity securities, or (iii) cause the Company to include such equity securities in any Registration filed under Section 2 or 3 of this Exhibit on a basis pari passu with or more favorable to such holder or prospective holder than is provided to the Holders of Registrable Securities. The Company represents and warrants that a valid amendment of the Prior Agreement constitutes consent referred to herein.

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6.3     “Market Stand-Off’ Agreement. Each Shareholder agrees, if so required by the managing underwriter(s) in an underwritten offering, that it will not during the period commencing on the date of the final prospectus relating to the Company’s IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days from the date of such final prospectus) (i) lend, offer, pledge, hypothecate, hedge, sell, make any short sale of, loan, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any equity securities of the Company (other than those included in such offering) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the equity securities of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of equity securities of the Company or such other securities, in cash or otherwise; provided, that (x) all directors, officers and all other holders of at least 1% of the outstanding share capital of the Company must be bound by restrictions at least as restrictive as those applicable to any such holder pursuant to this Section 6.3 of this Exhibit, (y) this Section 6.3 of this Exhibit shall not apply to the extent that any other members subject to substantially similar restrictions are released, and (z) the lockup agreements shall permit such holders to transfer their Registrable Securities to their respective Affiliates so long as the transferees enters into the same lockup agreement. Notwithstanding the foregoing, if (i) during the last seventeen (17) days of the one hundred eighty (180)-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (ii) prior to the expiration of the one hundred eighty (180)-day restricted period, the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the one hundred eighty (180)-day period, the restrictions imposed by this Section 6.3 shall continue to apply until the expiration of the eighteen (18)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The underwriters in connection with the Company’s IPO are intended third party beneficiaries of this Section 6.3 of this Exhibit and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. In order to enforce the foregoing covenant, the Company may place restrictive legends on the certificates and impose stop-transfer instructions with respect to the Registrable Securities of each shareholder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period. In no circumstances will the FF Investor be required to execute any agreements pursuant to this Section 6.3 of this Exhibit unless such agreement contains a limitation of liability provision substantially in the form of Section 7.13 of this Agreement.

6.4     Termination of Registration Rights. The registration rights set forth in Sections 2 and 3 of this Exhibit above shall terminate on the earlier of (i) the date that is four (4) years after the date of closing of a Qualified IPO and (ii) with respect to any Holder, the date on which such Holder may sell all of such Holder’s Registrable Securities under Rule 144 of the Securities Act in any ninety (90)-day period.

6.5     Exercise of Preferred Shares. Notwithstanding anything to the contrary provided in this Agreement, the Company shall have no obligation to register Registrable Securities which, have not been exercised, converted or exchanged, as applicable, for Ordinary Shares.

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6.6     Jurisdiction. The terms of this Exhibit are drafted primarily in contemplation of an offering of securities in the United States of America. The Parties recognize, however, the possibility that securities may be qualified or registered for offering to the public in a jurisdiction other than the United States of America where registration rights have significance or that the Company might effect an offering in the United States of America in the form of American depositary receipts or American depositary shares. Accordingly:

(i)     It is their intention that, whenever this Exhibit or any other provision of this Agreement refers to a law, form, process or institution of the United States of America but the parties wish to effectuate qualification or registration in a different jurisdiction where registration rights have significance, such references to the laws or institutions of the United States shall be read as referring, mutatis mutandis, to the comparable laws or institutions of the jurisdiction in question; and

(ii)     It is agreed that the Company will not undertake any listing of American depositary receipts, American depositary shares or any other security derivative of the Company’s Ordinary Shares unless arrangements have been made reasonably satisfactory to a majority-in-interest of the Shareholders to ensure that the spirit and intent of this Agreement will be realized and that the Company is committed to take such actions as are necessary such that the Shareholders will enjoy rights corresponding to the rights hereunder to sell their Registrable Securities in a public offering in the United States of America as if the Company had listed Ordinary Shares in lieu of such derivative securities.

7.     Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Exhibit may be assigned (but only with all related obligations) by (i) a Holder that is a partnership, to any partner, retired partner or affiliated fund of such Holder, (ii) a Holder that is a limited liability company, to any member or former member of such Holder, (iii) a Holder who is an individual, to such Holder’s family member or trust for the benefit of such Holder or such Holder’s family member, (iv) a Holder that is a corporation to its shareholders in accordance with their interests in the corporation, or (v) to any other Person acquiring at least 1,000,000 shares (as appropriately adjusted for any share split, dividend, combination or other recapitalization or similar events) of Registrable Securities; provided (in all cases) (a) the Company is, given prompt written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; and (c) such assignments shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. Notwithstanding the foregoing, the FF Investor and the FF Beneficial Investor may transfer or assign any of their respective rights or obligations pursuant to this Exhibit to any FF Permitted Transferee without prior written consent, and otherwise with the consent of the Company or any other Party.

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EXHIBIT F

DRAG-ALONG RIGHTS

1.     If prior to the closing of the Qualified IPO, the Company receives a firm offer (the “Qualified Acquisition Offer”) from a third party acquirer (the “Offeror”) for a Share Sale or a Deemed Liquidation Event (the “Qualified Acquisition”), whether structured as a merger, reorganization, asset sale, share sale, sale of control of the Company, or otherwise, that is approved by (1) a majority of the Board, (2) holders of a majority of the outstanding Preferred Shares, voting together as a single class on an as-if converted basis and (3) holders of a majority of the outstanding Ordinary Shares, voting as a separate class (the holders of Shares in the foregoing (2) and (3) are collectively referred to as “Drag Holders”), then the Company shall promptly deliver a written notice (the “Drag Notice”) to notify each other Member of the Company and the material terms and conditions of such proposed Qualified Acquisition, whereupon each such Member shall, in accordance with instructions received from the Company, participate in such Qualified Acquisition by:

(a)     voting all of such Shareholder’s voting Shares (or otherwise consent in writing) (i) to approve such Qualified Acquisition, (ii) against any other consolidation, recapitalization, amalgamation, merger, sale of securities, sale of assets, business combination, or transaction that would interfere with, delay, restrict or otherwise adversely affect such Qualified Acquisition, and (iii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the definitive agreement(s) related to such Qualified Acquisition or that could result in any of the conditions to the closing obligations under such agreement(s) not being fulfilled;

(b)     selling, at the same time as the Drag Holders sell to the Offeror, in the Qualified Acquisition, all of its Shares or the same percentage of its Shares as the Drag Holders sell, on the same terms and conditions provided in such Qualified Acquisition Offer; provided however, that such terms and conditions, including with respect to price paid or received per Share of the Company, may differ as between different classes of Shares of the Company in accordance with their relative liquidation preferences as set forth in Article 8.2 of the Memorandum and Articles. Each such Shareholder furthermore agrees to take all necessary actions in connection with the consummation of such Qualified Acquisition;

(c)     refraining from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Qualified Acquisition; and

(d)     executing and delivering all related documentation and take such other action in support of the Qualified Acquisition as shall reasonably be requested by the Company;

EXHIBIT F

provided that (i) such Qualified Acquisition shall be deemed a liquidation of the Company and the proceeds therefrom shall be distributed in accordance with liquidation preferences as set forth in Article 8.2 of the Memorandum and Articles, (ii) each Shareholder shall be entitled to receive the same relative form of consideration as each other in the Qualified Acquisition, (iii) no Shareholder who is not an employee or officer or controlling shareholder of a Group Company nor the FF Beneficial Investor shall be required to make any representations or warranties other than with respect to itself (including due authorization, title to shares, enforceability of applicable agreements, and similar representations and warranties), (iv) each Shareholder (which includes the FF Beneficial Investor for so long as the FF Investor is a Shareholder) shall severally, not jointly, join on a pro rata basis (based upon relative proceeds received in such transaction) in any indemnification or other obligations that are part of the terms and conditions of such Qualified Acquisition (other than those that relate specifically to a particular Shareholder (which includes the FF Beneficial Investor for so long as the FF Investor is a Shareholder)) but only up to the net proceeds paid to such Shareholder (which includes the FF Beneficial Investor for so long as the FF Investor is a Shareholder) in connection with such Qualified Acquisition and (v) each Shareholder (which includes the FF Beneficial Investor for so long as the FF Investor is a Shareholder) shall bear a proportionate share (based upon the relative proceeds received in such transaction) of the Drag Holders’ expenses incurred in the transaction, including, without limitation, legal, accounting and investment banking fees and expenses.

2.     In the event that any Shareholder fails for any reason to comply with Section 1 above after the Drag Notice, such Shareholder hereby grants an irrevocable power of attorney and proxy to any director of the Company approving the Qualified Acquisition to take all necessary actions and execute and deliver all documents deemed by such director to be reasonably necessary to effectuate the terms hereof. Except for Section 1 above, none of the transfer restrictions set forth in this Agreement shall apply in connection with a Qualified Acquisition, anything in this Agreement to the contrary notwithstanding.

EXHIBIT F